                                  SCHEDULE 14A
                                 (RULE 14A-101)

                    INFORMATION REQUIRED IN PROXY STATEMENT

                            SCHEDULE 14A INFORMATION

          PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE SECURITIES
                EXCHANGE ACT OF 1934 (AMENDMENT NO.           )

     Filed by the Registrant /X/
     Filed by a Party other than the Registrant / /
     Check the appropriate box:
     /X/ Preliminary Proxy Statement       / / Confidential, for Use of the
                                               Commission Only (as permitted by
                                               Rule 14a-6(e)(2))
     / / Definitive Proxy Statement
     / / Definitive Additional Materials
     / / Soliciting Material Pursuant to Section 240.14a-11(c) or
         Section 240.14a-12

                        NEW ENVIRONMENTAL CORPORATION
- --------------------------------------------------------------------------------
                (Name of Registrant as Specified in its Charter)


- --------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

     /X/ $125 per Exchange Act Rules 0-11(c)(1)(ii), 14a-6(i)(1), or 14a-6(i)(2)
         or Item 22(a)(2) of Schedule 14A.
     / / $500 per each party to the controversy pursuant to Exchange Act Rule
         14a-6(i)(3).
     / / Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and
         0-11.

     (1) Title of each class of securities to which transaction applies:

- --------------------------------------------------------------------------------
     (2) Aggregate number of securities to which transaction applies:

- --------------------------------------------------------------------------------
     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11:

- --------------------------------------------------------------------------------
     (4) Proposed maximum aggregate value of transaction:

- --------------------------------------------------------------------------------


     / / Fee paid previously with preliminary materials.

     / / Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1) Amount Previously Paid:

- --------------------------------------------------------------------------------
     (2) Form, Schedule or Registration Statement No.:

- --------------------------------------------------------------------------------
     (3) Filing Party:

- --------------------------------------------------------------------------------
     (4) Date Filed:

- --------------------------------------------------------------------------------

May 22, 1996


To our shareholders:

         You are cordially invited to attend the 1996 Annual Meeting of Shareholders of NDE Environmental Corporation, Inc. to be held at our Corporate Headquarters, located at 8900 Shoal Creek Blvd., Bldg. 200, Austin, Texas 78758, on Wednesday, June 26, 1996 at 9:00 a.m.

         The matters expected to be acted upon at the meeting are described in detail in the following Notice of Annual Meeting of Shareholders and Proxy Statement. Also enclosed for your information is the Company's Annual Report on Form 10-KSB for 1995.

         It is important that you use this opportunity to take part in the affairs of your Company by voting on the business to come before this meeting. WHETHER OR NOT YOU PLAN TO ATTEND THE MEETING, PLEASE COMPLETE, DATE, SIGN, AND PROMPTLY RETURN THE ACCOMPANYING PROXY IN THE ENCLOSED POSTAGE-PAID ENVELOPE PRIOR TO THE MEETING. Returning the Proxy does not deprive you of your right to attend the meeting and to vote your shares in person.

         We look forward to seeing you at the meeting.

                                                       Sincerely,



                                                       A. Daniel Sharplin
                                                       President & CEO

                         NDE ENVIRONMENTAL CORPORATION
                   8900 SHOAL CREEK BOULEVARD, BUILDING  200
                              AUSTIN, TEXAS  78758


                                     ______

                                PROXY STATEMENT

                                     ______


                                  MAY 22, 1996


         THE ACCOMPANYING PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF NDE ENVIRONMENTAL CORPORATION, A DELAWARE CORPORATION (THE "COMPANY"), FOR USE AT THE ANNUAL MEETING OF STOCKHOLDERS OF THE COMPANY (THE "MEETING") TO BE HELD AT 9:00 A.M. ON WEDNESDAY, JUNE 26, 1996 AT THE COMPANY'S CORPORATE HEADQUARTERS LOCATED AT 8900 SHOAL CREEK BOULEVARD, BUILDING 200, AUSTIN, TEXAS, 78758. ONLY HOLDERS OF RECORD AT THE CLOSE OF BUSINESS ON MAY 30, 1996 (THE "RECORD DATE") OF SHARES OF COMMON STOCK, PAR VALUE $0.0001 PER SHARE, OF THE COMPANY ("COMMON STOCK") WILL BE ENTITLED TO VOTE AT THE MEETING ON ALL MATTERS REFERRED TO BELOW.

         AT THE CLOSE OF BUSINESS ON THE RECORD DATE, THE COMPANY EXPECTS TO HAVE 7,978,610 SHARES OF COMMON STOCK OUTSTANDING AND ENTITLED TO VOTE. A MAJORITY OF THE SHARES OF COMMON STOCK OUTSTANDING ON THE RECORD DATE WILL CONSTITUTE A QUORUM FOR THE HOLDERS OF COMMON STOCK.

         NONE OF THE PROPOSALS TO BE ACTED UPON AT THE MEETING GIVES RISE TO THE RIGHTS OF APPRAISAL OR SIMILAR RIGHTS OF DISSENTERS.

         THIS PROXY STATEMENT AND THE ACCOMPANYING PROXY ARE INTENDED TO BE MAILED TO STOCKHOLDERS ON OR ABOUT JUNE 1, 1996.

                   VOTING RIGHTS AND SOLICITATIONS OF PROXIES

         HOLDERS OF COMMON STOCK ARE ENTITLED TO ONE VOTE FOR EACH SHARE HELD AND WILL BE ABLE TO VOTE UPON ALL MATTERS LISTED BELOW. SHARES OF STOCK MAY NOT BE VOTED CUMULATIVELY. ABSTENTIONS AND BROKER NON-VOTES EACH WILL BE INCLUDED IN DETERMINING THE NUMBER OF SHARES PRESENT AND VOTING AT THE MEETING. ABSTENTIONS WILL BE COUNTED IN TABULATIONS OF THE VOTES CAST ON PROPOSALS, WHEREAS BROKER NON-VOTES WILL NOT BE COUNTED FOR PURPOSES OF DETERMINING WHETHER A PROPOSAL HAS BEEN APPROVED.

         THE EXPENSES OF SOLICITING PROXIES IN THE ENCLOSED FORM WILL BE PAID BY THE COMPANY. FOLLOWING THE ORIGINAL MAILING OF THE PROXIES AND OTHER SOLICITING MATERIALS, THE COMPANY WILL REQUEST BROKERS, CUSTODIANS, NOMINEES AND OTHER RECORD HOLDERS TO FORWARD COPIES OF THE PROXY AND OTHER SOLICITING MATERIALS TO PERSONS FOR WHOM THEY HOLD SHARES OF COMMON STOCK AND TO REQUEST AUTHORITY FOR THE EXERCISE OF PROXIES. IN SUCH CASES, THE COMPANY, UPON THE REQUEST OF THE RECORD HOLDERS, WILL REIMBURSE SUCH HOLDERS FOR THEIR REASONABLE EXPENSES.

                            REVOCABILITY OF PROXIES

         ANY PERSON SIGNING A PROXY IN THE FORM ACCOMPANYING THIS PROXY STATEMENT HAS THE POWER TO REVOKE IT PRIOR TO THE MEETING OR AT THE MEETING PRIOR TO THE VOTE PURSUANT TO THE PROXY. A PROXY MAY BE REVOKED BY A WRITING DELIVERED TO THE COMPANY, SIGNED BY THE PERSON WHO SIGNED THE PROXY AND STATING THAT THE PROXY IS REVOKED, BY A SUBSEQUENT PROXY THAT IS SIGNED BY THE PERSON WHO SIGNED THE EARLIER PROXY AND IS PRESENTED AT THE MEETING OR BY ATTENDANCE AT THE MEETING AND VOTING IN PERSON. PLEASE NOTE, HOWEVER, THAT IF A STOCKHOLDER'S SHARES ARE HELD OF RECORD BY A BROKER, BANK OR OTHER NOMINEE AND THAT STOCKHOLDER WISHES TO VOTE AT THE MEETING, THE STOCKHOLDER MUST BRING TO THE MEETING A LETTER FROM THE BROKER, BANK OR OTHER NOMINEE CONFIRMING THAT STOCKHOLDER'S BENEFICIAL OWNERSHIP OF THE SHARES.

 PROPOSAL NO. 1 -- TO ADOPT AMENDED AND RESTATED CERTIFICATE OF INCORPORATION (increasing the authorized number of shares of Common Stock from 10,000,000 to 50,000,000)

         The holders of Common Stock will be asked to approve the Amended and Restated Certificate of Incorporation of the Company, attached hereto as Exhibit A, which increases the number of shares of Common Stock from 10,000,000 to 50,000,000. If approved by the holders of a majority of the outstanding shares of Common Stock on the Record Date, the proposal will be adopted.

         Without regard to the Common Shares issuable pursuant to the 1995 Refinancing and the 1996 Refinancing (see "Certain Transactions"), there were 3,616,673 shares of the Company's Common Stock outstanding or issuable under warrant, conversion, or option agreements. The 5,482,254 Common Shares related to the 1995 Refinancing were issued in April 1996, bringing the total shares issued or issuable to 9,098,927. The Company's management is seeking an increase in the number of Common Shares authorized, in part, to have available the 6,000,000 shares issuable pursuant to the 1996 Financing.

         Management is also seeking an increase in the number of shares issuable under the Company's 1989 Stock Option Plan from 248,500 to 2,500,000. (Please refer to Proposal No. 3.) An increase in the number of shares authorized is also necessary in order to have shares available for this purpose.

         The Board of Directors of the Company believes that it is in the best interest of the Company to increase the authorized number of shares of Common Stock to ensure that sufficient shares are available for the purposes set forth herein and so that additional authorized shares will be available for issuance in the future for such corporate purposes as the Board of Directors deems advisable from time to time, without further action by the stockholders and without the accompanying delay and expense of calling and holding a special meeting of stockholders, unless such action is required by applicable law.
Such corporate purposes may include, among other things, future equity issuances in public or private offerings or the use by the Company of its equity securities for future acquisitions the Board of Directors may decide are in the best interests of the Company to pursue.

         Shares represented by the accompanying proxy will be voted for the increase in the number of authorized shares of Common Stock.

            THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR APPROVAL
              OF THE PROPOSAL TO ADOPT THE AMENDED AND RESTATED
                        CERTIFICATE OF INCORPORATION.



PROPOSAL No. 2 - ELECTION OF DIRECTORS

         At the meeting, the holders of the Company's Common Stock will elect five directors to hold office until the next annual meeting of stockholders and until their respective successors have been elected and qualified or until such directors' earlier resignation or removal.

         Shares represented by the accompanying proxy will be voted for the election of those nominees recommended by the Board unless the proxy is marked in such a manner as to withhold authority to vote or so as to vote for one or more alternative candidates. If any nominee for any reason is unable to serve or will not serve, the proxies may be voted for such substitute nominee as the proxy holder may determine. The Company is not aware of any nominee who will be unable to or who will not serve as a director.

 DIRECTORS NOMINATED

         Unless contrary indications are set forth in the proxy, it is intended that the person named in the proxy will vote all shares of Common Stock represented by the proxy for the election of Messrs. Jay Allen Chaffee, Charles
C. McGettigan, A. Daniel Sharplin, Michael S. Taylor, and Myron A. Wick as directors. Messrs. Chaffee, McGettigan, Sharplin, Taylor, and Wick are all presently members of the Board of Directors of the Company. Directors of the Company are elected annually and hold office until their successors have been elected and qualified or their earlier resignation or removal. Should any nominee become unavailable for election, the Board of Directors of the Company may designate another nominee, in which case the person acting under duly executed proxies will vote for the election of the replacement nominee, although management is not aware of any circumstances likely to render any nominee unavailable for election. A stockholder may, in the manner set forth in the enclosed proxy card, instruct the proxy holder not to vote that stockholder's shares for one or more of the named nominees.

         The Company's bylaws currently provide for a Board of Directors of seven persons. Five persons currently serve on the Board and are expected to continue to serve until the annual meeting. The proxies solicited hereby cannot be voted for a number of persons greater than the number of nominees named below. The Certificate of Incorporation of the Company, as amended to date, does not permit cumulative voting. A plurality of the votes of the holders of the outstanding shares of Common Stock of the Company represented at a meeting at which a quorum is present may elect directors.

                    THE BOARD OF DIRECTORS RECOMMENDS A VOTE
             FOR THE ELECTION OF EACH OF THE FOREGOING AS DIRECTORS

Nominees -- The following sets forth information concerning the five nominees for election as directors at the meeting, including position with the Company and the business experience of each during at least the past five years, and the age of each nominee as of April 30, 1996.

Name                               Age    Position
- ----                               ---    --------
Jay Allen Chaffee                  44     Chairman of the Board and Director(1)

Charles C. McGettigan              51     Director(3)

A. Daniel Sharplin                 33     President and Chief Executive Officer

Michael S. Taylor                  52     Director(2)(3)

Myron A. Wick, III                 51     Director(1)(2)

(1)   Member of Executive Committee
(2)   Member of Compensation Committee
(3)   Member of Audit Committee

         Each of the directors listed above was elected to be a director at the Company's Annual Meeting of Stockholders held on June 22, 1995.

         Jay Allen Chaffee was elected to the Board of Directors in April 1991 and became President, Chief Operating Officer and Chief Financial Officer of the Company in May 1991. He was appointed Chief Executive Officer in November 1991 and Chairman of the Board of Directors in November 1994. Mr. Chaffee served as President of Kaneb Services, Inc., an underground storage tank testing company (the principal assets of which were acquired by the Company in April 1991) and Senior Vice President of KSI, a pipeline and specialty services company, from September 1989 to May 1991. He has served as President and a director of Bunker Hill Associates, Inc. a management consulting firm ("Bunker Hill"), since 1985, and he continues to serve in these capacities. Under agreements with Mr. Chaffee and Bunker Hill, the Company compensates Bunker Hill for the services rendered by Mr. Chaffee to the Company. Bunker Hill in turn compensates Mr. Chaffee. Mr. Chaffee received a B.A. from Franklin & Marshall College in 1974 and a J.D. from the University of Tulsa, College of Law in 1978.


         Charles C. McGettiganhas been a director of the Company since June 1995. He was a founding partner in 1991 and is a general partner of Proactive Investment Managers, L.P., which is the general partner of Proactive Partners, L.P. ("Proactive"). Mr. McGettigan is a managing director and was a co-founder in 1988 of McGettigan, Wick & Co., Inc., an investment banking firm. From 1984 to 1988, he was a Principal, Corporate Finance, of Hambrecht & Quist, Incorporated. Prior to that, Mr. McGettigan was a Senior Vice President of Dillon, Read & Co. Inc. He currently serves on the Boards of Directors of Digital Dictation, Inc.; I-Flow Corporation; Modtech, Inc.; Onsite Energy, Inc.; PMR Corporation; Sonex Research, Inc.; and Wray-Tech Instruments, Inc. Mr. McGettigan is a 1966 graduate of Georgetown University, and he received his MBA in Finance from the Wharton School at the University of Pennsylvania in 1969.

         A. Daniel Sharplinhas been the Company's President and Chief Executive Officer since June 1995. He became the Company's Vice President, Western Region in December 1991. He was appointed the Company's Chief Operating Officer and Secretary in July 1992. In November 1994 he was appointed President. Mr. Sharplin functioned as an environmental service industry consultant from April 1991 to December 1991. From May 1990 to April 1991 he served as Vice President, Western Region and Director of Regulatory Affairs for Kaneb Metering Corporation. Form June 1989 to May 1990, he was special Assistant to the Chief Executive Officer of Lone Star Steel Corporation, and he served as Manager of Special Projects and Special Assistant to Chairman of Lone Star Technologies, Inc. from January 1988 to June 1989. Mr. Sharplin received an M.B.A. from the University of Texas at Austin in 1987.

         Michael S. Taylor has been a director of the Company since July 1992. He is Managing Director of Investment Banking at Laidlaw Equities. He was Associate Director of Investment Banking for Josephthal Lyon & Ross from June 1989 to March 1996. From early 1980 until joining Josephthal, he was President of Mostel & Taylor Securities, Inc., an NASD- member investment banking and brokerage firm. He has been involved in the securities industry since 1966, when he joined Lehman Brothers as an analyst. He became a director of New Paradigm Software Corporation this year. He is also Chairman of the Board of Jennifer Muller/The Works, a contemporary dance company. He attended Amherst College and Columbia University. In 1991, the Securities and Exchange Commission entered an administrative order finding that, in 1988 and 1989, Mr. Taylor aided Mostel & Taylor Securities, Inc. in connection with certain violations of the net capital requirements for securities broker-dealers imposed by the Securities Exchange Act of 1934, and suspended him from associating with a broker dealer in any capacity for 90 days and in a proprietary or supervisory capacity for two years. He has applied to remove the suspension. Mr. Taylor consented to the order without admitting or denying its findings.

         Myron A. Wick, III has been a director of the Company since November 1991. Since November 1988, he has been a Managing Director of McGettigan, Wick & Co., Inc., an investment banking firm in San Francisco which he co-founded. Since May 1991, Mr. Wick has been a general partner of Proactive Investment Managers, L.P., which is the general partner of Proactive, a merchant banking fund investing in and providing financial services to small public companies. From September 1985 to May 1988, Mr. Wick was Chief Operating Officer of California Biotechnology, Inc., a publicly traded biotechnology firm. Mr. Wick is a director of Children's Discovery Centers of America, Inc.; Digital Dictation, Inc.; Modtech, Inc.; Phoenix Network, Inc.; Sonex

Research, Inc. and Wray-Tech Instruments, Inc. Mr. Wick received a B.A. from Yale University in 1965 and an M.B.A. from Harvard University in 1968.

COMPLIANCE WITH SECTION 16(A) OF THE EXCHANGE ACT

         Section 16(a) of the Securities Exchange Act of 1934 (the "Exchange Act") requires the Company's directors and officers, and persons who own more than 10% of the Common Stock, to file with the Securities and Exchange Commission (the "SEC"), initial reports of ownership and reports of changes in ownership of Common Stock and other equity securities of the Company. Officers, directors and 10% stockholders are required by SEC regulations to furnish the Company with copies of all Section 16(a) forms they file.

         Based solely on review of copies of such reports furnished to the Company or written representations that no other reports were required, the Company believes that during the 1995 fiscal year, all filing requirements applicable to its officers, directors or greater than 10% beneficial owners were complied with except that (i) one report, covering an aggregate of four transactions, has not been filed by Proactive, (ii) one report, covering an aggregate of four transactions, has not been filed late by Lagunitas.

BOARD OF DIRECTOR'S MEETINGS AND CERTAIN COMMITTEES

         The Board of Directors met five times in 1995. The standing committees of the Board include an Executive Committee, an Audit Committee and a Compensation Committee. The Board does not have a nominating committee. The functions of the nominating committee are performed by the Board. During 1995, the Executive Committee met three (3) times, the Compensation Committee met one
(1), and the Audit Committee met one (1) time. All directors attended at least 75% of the meetings held in 1995 of the Board of Directors and any committees on which they served during their term of service as directors.

         During 1995, the members of the Executive Committee were Jay Allen Chaffee and Myron A. Wick, III. Messrs. Chaffee and Wick continue to be the members of the Executive Committee. The Executive Committee has, in general, the authority to take any action that can be taken by the Board of Directors.

         During 1995, the members of the Compensation Committee were Michael S. Taylor and Myron A. Wick, III. The Compensation Committee has the authority to determine the compensation and other benefits received by the Company's Chief Executive Officer and members of the Company's senior management group.

         Charles C. McGettigan and Michael S. Taylor were members of the Audit Committee during 1995. Messrs. McGettigan and Taylor continue to be the members of the Audit Committee. The Audit Committee reviews with the Company's outside auditors the Company's financial reporting systems and controls and meets with the outside auditors concerning the scope and terms of their engagement and the results of their audits.

EXECUTIVE OFFICERS AND OTHER SIGNIFICANT EMPLOYEES

H. Baxter Nairon was named President, Field Services Division in April 1996. The Field Services Division includes all field management, technicians, Customer Service Representatives, sales and administrative personnel, as well
as technical and field support staff.   Prior to joining NDE, Mr. Nairon was a
Principal with Booz-Allen & Hamilton, a global management consulting firm, focusing on business process re-engineering, restructuring, organization design, outsourcing and shared services engagements for the world's largest integrated oil companies. Previously, Mr. Nairon worked as a project and operations engineer for six years with Shell Oil Company in Houston and Shell PipeLine Company in New Orleans. During this time he managed the design, construction and startup of large projects, supported operations management, and attained his Professional Engineering registration. He holds a Bachelor of Science degree in Mechanical Engineering from the University of Tennessee at Knoxville, and an M.B.A. from the University of Texas at Austin, where he served as Graduate

Business Council President and received the Outstanding Student Award of his graduating class. He is 36 years old.

      Eric J. (Rick) Hopkins has been the Company's Vice President and Chief Financial Officer since June 1995. He previously served in separate capacities as the Company's Controller and as Vice President of Operations. He is a certified public accountant, and before joining the Company he was in public practice, first with Laventhol & Horwath from 1988 to 1991, then with Morse Kimmel Burstein & Yu, an accounting firm in Beverly Hills, California, from 1991 to 1992. From 1986 to 1988, he served as Southern California Area Manager to Motel 6, L.P., which owns and operates a national chain of motor lodges.
Mr. Hopkins received a B.B.A. from Kent State University in 1976 and an M.B.A. from Pepperdine University in 1988. He is 41 years old.

CERTAIN TRANSACTIONS

Term Loan Guarantee

      In April 1994, Proactive guaranteed the Company's repayment of a $750,000 term bank loan originally due November 1996. This loan has subsequently been extended by the bank to June 1997. In return for the guarantee, the Company issued to Proactive warrants to purchase 50,000 shares of Common Stock. Such warrants were originally exercisable at a price of $7.50 per share and expire in April 1999.

Series CCC Preferred Stock

      In May 1994, the Company issued to Proactive and Lagunitas 16 and 8 shares, respectively, of Series CCC Preferred Stock, par value $.0001 per share (the "Series CCC Stock") and warrants to purchase 8,000 and 4,000 shares, respectively, of Common Stock. Such warrants were originally exercisable at a price of $7.50 per share and expire in May 1999. In April 1995, Proactive and Lagunitas converted all of their Series CCC Preferred Stock to 16,000 and 8,000 shares of Common Stock, respectively.

The 1995 Refinancing

      In January 1995, the Company was in need of additional working capital. Proactive and Lagunitas responded by supplying the Company with $250,000 each in return for the Company's promissory note (the "Bridge Note"). At the time, Proactive also held the Company's Promissory Note dated April 21, 1993 in the principal amount of $200,000 (the "Subordinated Note"). In June 1995, the Company reached an agreement with Proactive and Lagunitas regarding the Bridge Note, the Subordinated Note, and additional 1995 financing as follows (the "1995 Refinancing"): The Bridge Note (principal of $250,000 and accrued interest of $12,822.50 each to Proactive and Lagunitas for a total of $525,645) and the Subordinated Debt (Principal of $200,000 and accrued interest of $77,766 to Proactive for a total of $277,766) were converted into Common Stock of the Company at the rate of $0.21875 per share. Also as part of the 1995 Refinancing, Proactive and Lagunitas agreed to provide the Company with an additional $250,000 each in return for the Company's Common Stock (a total of $500,000). $125,000 was received each from Proactive and Lagunitas in June 1995 (A total of $250,000) in return for 571,429 shares each of Common Stock ($0.21875 per share); and $125,000 was received each from Proactive and Lagunitas in December 1995 (a total of $250,000) in return for 333,333 shares each of the Company's Common Stock ($0.375 per share). In the aggregate, the 1995 Refinancing involved investments in the Company of $1,303,411 ($790,589 from Proactive and $512,823 from Lagunitas) in return for 5,482,253 shares of the Company's Common Stock. (3,376,024 to Proactive and 2,106,236 to Lagunitas). This common stock was issued in April 1996. The average price per share of common stock was $0.238; Proactive's average cost was $0.234, Lagunitas's average cost was $0.243.

      At the time of the 1995 Refinancing, a total of 46,470 of shares of the Company's Common Stock had traded in the previous 60 days at prices ranging from $0.625 to $0.50. Because the number of shares involved in the 1995 Refinancing was so large in comparison to the current trading volume, it was believed that these shares were inherently illiquid; accordingly, it was determined that the price per share should be discounted from the market price. In addition, these shares are subject to Section 144 trading restrictions which further inhibits their liquidity and thus their value. Also, in December 1994, a block of approximately 644,000 shares was traded in an arms-length transaction between Spears, Benzak, Soloman & Farrell, theretofore the Company's largest stockholder, and A. Daniel Sharplin, at the time the Company's Vice President
and Chief Operating officer, at the price of $0.15.    For these reasons it was
determined that the prices of $0.21875 (for the June transactions) and $0.375 (for the December transaction) were reasonable.

The 1996 Refinancing

         In March and April 1996, the Company was in need of further financing. Additionally, the Company had the opportunity to achieve a significant restructuring of its debt obligation to Gilbarco, Inc. ("Gilbarco"). In return for a payment of $256,000, the Company could prepay the remaining $2,194,000 obligation at a very favorable discount. In order to provide the Company with additional working capital as well as the $256,000 needed to take advantage of the opportunity to restructure the Gilbarco debt, Proactive and Lagunitas provided the Company with $575,000 and $175,000, respectively, in exchange for the Company's convertible debentures (the "1996 Funding). These debentures bear interest at the rate of 8%; principal and interest are due April 1, 1997. They are convertible at the rate of $0.125 per common share into an aggregate of 6,000,000 shares of the Company's Common Stock. This conversion is contingent upon shareholder approval of an increase in the number of authorized
Common Shares.   The 1996 Funding Agreement was signed on March 27, 1996.
During the 60 days previous to this date, a total of 5,803 shares of the Company's Common Stock were traded via the OTC Bulletin Board. These trades occurred at a price of $0.0625. For these reasons and the reasons cited in the paragraph above with regard to the 1995 Financing, the price of $0.125 per share was deemed reasonable.

New Warrant Agreement

         In January 1995, in partial consideration for the 1995 Bridge Loan and for Proactive's agreement to extend the guarantee of the $750,000 bank loan, the Company issued 175,000 new warrants (the "New Warrants") at $0.375 and agreed to re-price all 135,798 warrants held by Proactive, Lagunitas, and McGettigan, Wick & Co. ("McGettigan Wick") to $0.15.

Bunker Hill Associates

         The Company has an agreement with Bunker Hill Associates, Inc. ("Bunker Hill") to retain Mr. Chaffee and to have Mr. Chaffee in officer or director positions as designated by the Board of Directors. The current term of the agreement is on a month-to-month basis and can be terminated by either party without cause. In 1995, Mr. Chaffee and/or his affiliate, Bunker Hill,
(i) billed NDE $113,671 for services performed in 1995, and $46,060 for reimbursement of expenses; and (ii) received $19,969 for a performance bonus
relating to 1993.   In 1994, Mr. Chaffee and /or Bunker Hill received $114,000 for services performed in 1994 and an additional $66,969 in reimbursed expenses.

         SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

         The following table sets forth certain information as to the beneficial ownership of the Company's capital stock, as of April 30, 1996, by:
(a) each stockholder known by the Company to be the beneficial owner of more than 5% of a class of voting stock, (b) each director, (c) each of the executive officers of the Company named in the Summary Compensation Table below and (d) all executives officers and directors as a group.

                    BENEFICIAL OWNERSHIP OF COMMON STOCK(1)

                                                   NUMBER OF      PERCENTAGE OF
                                                   ---------      -------------
  NAME AND ADDRESS OF BENEFICIAL OWNER             SHARES            CLASS
  ------------------------------------             -------           -----
Proactive Partners, L.P.(2)                        6,276,562          75.7%
50 Osgood Place, Penthouse
San Francisco, CA  94153

Lagunitas Partners, L.P.(3)                        6,269,552          75.7%
50 Osgood Place, Penthouse
San Francisco, CA  94153

Myron A. Wick, III (4)                             3,320,366          40.2%
c/o Proactive Partners
50 Osgood Place, Penthouse
San Francisco, CA  94133

Charles C. McGettigan (5)                          3,316,366          40.1%
c/o Proactive Partners
50 Osgood Place, Penthouse
San Francisco, CA  94133

A. Daniel Sharplin (6)                              639,128            7.9%
NDE Environmental Corp.
8900 Shoal Creed Blvd., Bldg. 200
Austin, TX  78758

Jay Allen Chaffee (7)                               117,150            1.5%
NDE Environmental Corporation
8900 Shoal Creek Blvd., Bldg. 200
Austin, TX  78758

Michael S. Taylor (8)                                8,000              *
c/o Laidlaw Equities
100 Park Ave., 28th Floor
New York, NY  10017

All executive officers and directors as a group    8,061,942          94.2%
(7 persons) (9)

*Less than 1%
______________

(1) For the purposes of the above table and the following notes, the shares of Common Stock shown as "beneficially owned" include all shares of Common Stock which the "beneficial owner" has the right to acquire within 60 days upon the conversions of other securities, upon the exercise of warrants or otherwise.
In calculating the total number of shares of Common Stock deemed to be outstanding for the purposes of reflecting the beneficial owner's percentage of the class, the shares which other owners did not then own but had the right to acquire within 60 days or more are not included.

(2) Includes 3,032,482 outstanding shares of Common Stock. Also includes (I) 175,000 and 105,874 shares reserved for issuance upon the exercise of warrants at prices of $0.375 and $0.15, respectively; (II) 2,956,196 shares beneficially owned by Lagunitas and referred to in note (3) below; (III) the 4,000 shares benefically owned by Mr. Wick and referred to in note (4) below, and (IV) 3,010 shares issuable upon the exercise of warrants at a price of $0.15 issued to McGettigan, Wick & Co., Inc. (for the benefit of Proactive Investment Managers, L.P.). Mr. Wick is a general partner of McGettigan, Wick & Co., Inc. and of Proactive's general partner, Proactive Investment Managers, L.P. See also note (7) below.

(3) Includes 2,929,282 outstanding shares of Common Stock. Also includes (I) 26,914 shares of Common Stock issuable upon the exercise of warrants at a price of $0.15 per share; and (II) 3,313,356 shares beneficially owned by Proactive and referred to in note (2) above.

Two of the general partners of Lagunitas, Jon D. Gruber and J. Patterson McBaine, are also general partners of the general partner of Proactive. Accordingly, Mr. Gruber and Mr. McBaine could be regarded as sharing the power to vote and dispose of all the securities referred to in this note (3) and in note (2) above, as well as the other securities referred to in the table as beneficially owned by Proactive or Lagunitas.

(4) Includes (a) 4,000 shares of Common Stock issuable upon the exercise of stock options granted to Mr. Wick under the Company's 1989 Stock Option Plan and (b) the shares beneficially owned by Proactive and referred to in note (2) above. Mr. Wick is a general partner of the general partner of Proactive. Also includes 3,010 shares beneficially owned by McGettigan, Wick & Co. Mr. Wick is a general partner of McGettigan, Wick & Co.

(5) Includes the shares beneficially owned by Proactive and referred to in note (2) above. Mr. McGettigan is a general partner of the general partner of Proactive. Also includes 3,010 shares beneficially owned by McGettigan, Wick & Co. Mr. McGettigan is a general partner of McGettigan, Wick & Co.

(6) Includes 503,588 outstanding shares of Common Stock. Also includes 35,840, 25,200, and 24,500 shares reserved for issuance upon the exercise of warrants, at prices of $7.50, $3.00, and $2.50, respecctively. Also includes 50,000 shares reserved for issuance to Mr. Sharplin under the Company's 1989 Stock Option Plan but does not include an additional 10,000 shares subject to options that are not yet exercisable.

(7) Includes 67,150 outstanding shares of Common Stock. These shares are held in the name of Bunker Hill, an affiliate of Mr. Chaffee. Also includes 50,000 shares subject to exercisable options granted to Bunker Hill under the Company's 1989 Stock Option Plan but does not include 10,000 shares subject to options that are not yet exercisable.

(8) Includes 4,000 shares issuable upon the exercise of options granted to Mr. Taylor under the Company's 1989 Stock Option Plan. Also includes 4,000 shares outstanding held by Mr. Taylor's wife. Mr. Taylor disclaims beneficial ownership of his wife's shares.

(9) Includes all shares beneficially owned by the current officers and directors listed above. Also includes 64,412 shares beneficially owned by officers not listed above, as well as 20,000 shares subject to exercisable options granted to officers not listed above under the Company's 1989 Stock Option Plan, but does not include 25,000 shares subject to currently unexercisable options granted to officers not listed in the table.


The following table sets forth all compensation awarded to, earned by or paid to Jay Allen Chaffee, the Company's Chairman and Chief Executive Officer through June 22, 1995 and Chairman at the end of 1995, and A. Daniel Sharplin, the Company's President and Chief Executive Officer at the end of 1995, for all services rendered in all capacities to the Company and its subsidiaries during 1993, 1994 and 1995. No other person who was an executive officer of the Company at the end of 1995 was awarded, earned or received annual salary and bonus in excess of $100,000.

                          SUMMARY COMPENSATION TABLE

                                       ANNUAL COMPENSATION                        LONG TERM COMPENSATION
                                       -------------------                        ----------------------
  NAME AND PRINCIPLE                                             OTHER ANNUAL      RESTRICTED
       POSITION            YEAR        SALARY        BONUS       COMPENSATION     STOCK AWARD       OPTIONS
       --------            ----        ------        -----       ------------     -----------       -------
JAY ALLEN CHAFFEE          1995      $113,671(1)   $19,969(1)        -                -         440,000(2)
CHAIRMAN OF THE BOARD      1994      $114,000         -              -                -
OF DIRECTORS               1993       $92,500      $16,677        $11,871                        50,000 (3)

A. DANIEL SHARPLIN         1995      $136,779(1)   $19,969(1)        -                -         640,000(4)
PRESIDENT AND CHIEF        1994      $117,885         -              -                -            -
EXECUTIVE OFFICER          1993       $91,755      $16,667           -                -          50,000(5)


(1) In 1993, the Company initiated a senior management compensation plan providing for base salaries, performance bonuses, option grants and change in control protection. Messrs. Chaffee and Sharplin are subject to the plan with base salaries of $125,000 and bonus potentials of approximately 50% of their base salaries. The performance bonus awards are to be apportioned between quantitative and qualitative criteria. In 1993 Messrs. Chaffee and Sharplin were each paid $16,667 for the third quarter performance bonus. The Company accrued $19,969 for 1993 year-end bonuses for Messrs. Chaffee and Sharplin; these amounts were paid in 1995. During 1994, no bonuses were earned under the compensation plan. In July 1995 the Company amended the Senior Executive Compensation Plan, and Mr. Sharplin's base annual salary was increased to $150,000; Mr. Chaffee's base annual salary was decreased to $90,000. Mr. Chaffee was paid $12,286 in 1995 for services billed in 1994. Mr. Chaffee was also reimbursed for $46,060 of expenses in 1995 and $60,969 in 1994. The Compensation Committee awarded Mr. Sharplin a $20,000 bonus for the year ended 1995 to be paid in subsequent periods.

(2) In June 1995 the Board of Directors adopted an amendment to the 1989 Incentive Option Plan. The Board of Directors in March 1996 finalized the awards pursuant to the amended plan. Mr. Chaffee was awarded 440,000 options and Mr. Sharplin was awarded 640,000 options. Also in March 1996, the Board granted to Mr. Hopkins 224,000 options at $0.125 per share, and to Mr. Nairon 384,000 at market price of NDE common stock on Mr. Nairon's hire date. The prior awards will be canceled upon issuance of the 1995 Plan amendment options. The options were priced at $0.125, the prevailing market price. These grants are contingent upon shareholder approval of the amendment to the option plan and shareholder approval of an increase in common stock authorized.
The options will vest (i) to Messrs. Chaffee and Sharplin, 50,000 upon issuance; to Mr. Hopkins, 20,000 upon issuance; and (ii) the remainder of each option holder amount shall ratably vest one-third each year starting June 30, 1996.

(3) In 1992, the Company granted to Bunker Hill on Mr. Chaffee's behalf, under the Company's 1989 Stock Option Plan, options to purchase 56,000 shares at $7.50 per share, an amount equal to the per share market value on the date of grant. Options for 9,333 of these shares were exercisable in September 1993, and the balance of the options became exercisable in 2002, unless the exercise date was advanced based on the Company achieving certain performance criteria. On September 30, 1993, the options granted in 1992 were canceled and the Company granted to Bunker Hill on Mr. Chaffee behalf options to purchase 50,000 shares at $3.75 per share, the per share fair market value on the date of grant. Options to purchase 30,000 of these shares were exercisable on the date of grant, and the balance of the options become exercisable over four years at the rate of 5,000 shares per year. The options expire in September 2002. In June 1995 the Board approved immediate vesting of all management options, including 50,000 each to Messrs. Chaffee and Sharplin. See note (2) above for current status of options.

(4)  Mr. Sharplin's options have the same terms as outlined in note (2) above.

(5) Mr. Sharplin's options that were granted on September 30, 1993 have the same terms as the options granted on that date to Mr. Chaffee. (See Notes (2) and (3) above.)

         The following table sets forth further information regarding the stock options referred to above.

                                OPTION GRANTS IN LAST FISCAL YEAR
                                       PERCENT OF OPTIONS
                          OPTIONS     GRANTED TO EMPLOYEES
       NAME               GRANTED       IN FISCAL YEAR           EXERCISE PRICE      EXPIRATION DATE
 JAY ALLEN CHAFFEE      440,000 (1)          26.1%                  $0.125             JUNE 2005

A. DANIEL SHARPLIN      640,000 (2)          37.9%                  $0.125             JUNE 2005
- ----------------

(1)  See Note (2) to the immediately preceding table.

(2)  See Note (2) and (4) to the immediately preceding table.


                   OPTION EXERCISES IN LAST FISCAL YEAR AND
                        FISCAL YEAR END OPTIONS VALUES

                                                        NUMBERS OF SHARES
                                                      UNDERLYING UNEXERCISED       VALUE OF UNEXERCISED IN-
                          SHARES                     OPTIONS AT DECEMBER 31,         THE-MONEY OPTIONS AT
                       ACQUIRED ON       VALUE                 1995                   DECEMBER 31, 1995
       NAME              EXERCISE       REALIZED    EXERCISABLE/UNEXCERISABLE     EXERCISABLE/UNEXERCISABLE
JAY ALLEN CHAFFEE           0              0                 50,000/0                      $0/$0(1)
A. DANIEL SHARPLIN          0              0                 50,000/0                      $0/$0(1)

(1) Represents (i) the difference between the exercise price of the options ($3.75) and the per share fair market value on December 31, 1995 ($0.05) times
(ii) the number of shares subject to the options. For purposes of this table the 1995 plan amendment options are not reflected because they remained unissued pending shareholder approval of the plan amendment.

         The four executive officers of the Company (Messrs. Chaffee, Sharplin, Nairon, and Hopkins) are subject to a change of control protection provision, which was instituted by the Board in order to maintain a high-caliber officer group. The provision is effective for the period July 1, 1993 through June 30, 1997, and provides, in case of a change of control, (1) the immediate vesting of all options allocated to each officer in the 1989 stock option plan, and (2) a payment in cash of two times the annual base salary of any designated officer who is not offered a position comparable in pay and authority with NDE if it is the surviving entity or an acquiring firm, or (3) a payment in cash equal to the annual base salary if the designated officer is offered a position comparable in pay and authority with NDE or an acquiring firm. Change in control is defined as (1) an acquisition by a party owning less than 25% of NDE as of July 1, 1993, giving effect to all convertible securities, of greater than 30% of the common shares; or (2) a change in one year of over 50% of the members of the Board of Directors other than in the normal course of business or pursuant to the rights under preferred share certificates.

Compensation of Directors

         The Company has agreed to pay or reimburse the travel expenses of its directors resulting from attendance at Board meetings.

         In 1992, the Company granted to each of its then outside directors (Messrs. Charles G. Crane, Glen A. Dell, Michael Taylor and Myron A. Wick), options to purchase 4,000 shares of Common Stock (16,000 shares in the aggregate). In March 1993, the Company granted to its new outside director, Donald Valverde, options to purchase 4,000 shares of Common Stock. All these options were granted at exercise prices equal to the market prices on the grant dates ($7.50 for options to purchase 12,000 shares granted to Messrs. Crane, Dell, and Wick, $12.50 for options to purchase 4,000 shares granted to Mr. Taylor and $16.l25 for options to purchase 4,000 shares granted to Mr. Valverde). The options of Messrs. Crane and Dell expired 30 days after their resignations from the Company's Board of Directors. The options of Messrs. Crane and Dell expired 30 days after their resignations from the Company's Board of Directors. In March 1996 the Company cancelled the prior options issued to Messrs. Taylor and Wick and granted 40,000 options to each non-management director (Messrs. Taylor, Wick, and McGettigan). The cancellation of the prior options and the issuance of the new director options are subject to the approval of the shareholders an an amendment of the 1989 incentive compensation plan. There was no other director compensation paid during 1993, 1994, or 1995 to the management directors.


PROPOSAL No. 3 - TO AMEND THE 1989 STOCK OPTION PLAN to increase the number of shares reserved thereunder from 248,250 to 2,500,000.


1989 Stock Option Plan

   The Board adopted the NDE Environmental 1989 Stock Option Plan (the "Plan") in August 1989 to establish a compensatory plan to attract, retain and provide equity incentives to selected employees, officers, directors, consultants, independent contractors and advisors in order to promote the financial success of the Company.

Proposed Amendments

   The Board approved the amendments to the Plan increasing the number of shares available thereunder in order to provide incentive for its directors, officers, and senior managers in view of the significant dilution of the Company's shares of capital stock as a result of the 1995 and the 1996 Refinancings (referred to above). Subject to stockholder approval of proposals number 1 and 3, the Board has granted the following increases in options grants: to A. Daniel Sharplin, options to purchase an additional 640,000 shares; to Jay Allen Chaffee, options to purchase an additional 440,000 shares; to Baxter Nairon, options to purchase 384,000 shares; and to Eric J. Hopkins, options to purchase an additional 224,000 shares. These options are to vest ratably over a three year period beginning June 22, 1995, and are priced at $0.125 if the individual was employed by the Company at June 22, 1995 or at the average market price during the week of the individual's hire date if not employed at June 22, 1995. The Board has also granted, subject to stockholder approval of proposals number 1 and 3, options to purchase an additional 36,000 shares to each of its outside directors (Messrs. Wick, McGettigan, and Taylor). These options are priced at $0.125. The above contingent grants to Messrs. Sharplin, Chaffee, Nairon, Hopkins, Wick, McGettigan, and Taylor represent a total of 1,796,000 shares. The Board believes the Plan is an important part of its overall management incentive program and is necessary in order to obtain and keep a strong executive management team.

Summary Description of the Plan

   The following summary of the principal provisions of the Plan and the proposed amendments thereto is qualified by reference to the full text of the Plan. The Company will provide, without charge, a copy of the Plan to the stockholders of the Company upon request. Tax information regarding the Plan follows the summary description of the Plan below.

Administration

   The Plan is currently administered by the Board, although it may be administered by a committee appointed by the Board (the Board of such committee, whichever administers the Plan, is referred to as the "Committee"). The Committee must consist of at least three persons, not necessarily directors, all of whom are not, and have not been within the past year, eligible to receive options on a discretionary basis under the Plan or any other plan allowing the acquisition of the stock ("Disinterested Persons"), except as provided in Section 4 of the Plan as it applied to Outside Directors. Only Disinterested Persons may vote on the administration of the Plan or the grant of options pursuant to the Plan to officers or directors of the Company or other persons (collectively "Insiders") whose transactions in the Company's Common Stock are subject to Section 16(b) of the Exchange Act. The members of the Committee do not receive any additional compensation for administering the Plan.

   Subject to the terms of the Plan, the Committee is responsible for determining the optionees, the number of shares subject to each option, the exercise prices, the exercise periods and conditions and the grant dates. The Committee also has the authority to construe and interpret any of the provisions of the Plan or any options granted thereunder. Such interpretations are binding on the Company and on the optionees. The Committee may delegate to officers of the Company the authority to grant options under the Plan to persons who are not Insiders.


Eligibility

   All employees, officers, directors, consultant, independent contractors and advisors of the Company (or any subsidiary or affiliate of the Company) are eligible to receive option grants under the Plan. Outside Directors under the Plan, as amended, will not be granted options for more than 40,000 shares per Outside Director or 300,000 shares in aggregate. As of December 31, 1995, the Company and its subsidiaries had approximately 115 employees eligible to participate in the Plan.

   An optionee may hold more than one option granted under the Plan. Both incentive stock options ("ISOs"), as defined in Section 422A of the Internal Revenue Code of 1986, as amended (the "Code"), and nonqualified stock options ("NQSOs") may be granted under the Plan. The committee determines whether an option under the Plan will be an ISO or an NQSO. ISOs may be granted only to employees. The Plan limits the aggregate fair market value (determined as of the time the option is granted) of the shares with respect to which ISOs are exercisable for the first time by the optionee during any calendar year to not more than $100,000. There is no similar limit on NQSOs granted under the Plan.

Terms of the Options

   Each option granted pursuant to the Plan in evidenced by a stock option grant (the "Grant") issued by the Company, and an exercise agreement (the "Exercise Agreement") to be completed by the optionee at the time an option is exercised. The Company does not receive any consideration from an optionee at the time an option is granted. The forms of the Grant and the Exercise Agreements are determined by the Committee and may be amended by the Committee from time to time, subject to the terms of the Plan. Options may be granted under the Plan until August 1999, ten years after the Plan was first adopted by the Board.

   Subject to the provisions of the Plan, the Committee may determine the vesting schedule of each option and other terms and conditions of exercisability.

   ISOs granted under the Plan must be exercised with ten years of the option grant date, but no option issued to an Outside Director will be exercisable more than five years or less than one year after the grant date. Any ISO granted to a person owning ten percent or more of the total combined voting power of all classes of stock of the Company must be excised within five years of the option grant date. The Committee may specify a reasonable minimum number of shares for each exercise.

   The Committee determines the terms, including exercise price, of each option granted, which is set forth in the Grant. The exercise price of an ISO must be at least equal to the fair market value per share of the Company's Common Stock on the date the option is granted, and the exercise price of an NQSO shall be not less that 85% of the fair market value of the shares on the date the option is granted. The exercise price of an option granted to a person owning more than ten percent of the total combined voting power of all classes of stock of the Company must be a least equal to 110% of the fair market value per share on the grant date. On April 30, 1996 the fair market value of the Company's Common Stock (as determined by the closing bid on the NASDAQ OTC Bulletin Board) was $0.25.

   To exercise an option, the optionee must deliver to the Company an executed Exercise Agreement and full payment for the shares being purchased. Payment under the Plan may be made: by cash or check, or, where lawful and approved by the Committee, in its sole discretion: (a) by cancellation of Company debts owed to the optionee; (b) by surrender of fully paid-for Company Common Stock owned by the optionee for over six months; (c) by tender of a full-recourse note or a nonrecourse note fully secured by collateral other than the shares purchased; (d) by waiver of compensation due to the optionee; (e) through a broker-dealer's commitment to a same-day sale in a public market and payment of the purchase price to the Company; (f) through a margin commitment security arrangement assuring payment by a broker-dealer of the purchase price to the Company; or (g) by any combination of the foregoing. Provision for withholding obligations, if any, must also be made.

   Resale of Shares. Generally, the Plan, the Grant and the Exercise Agreement do not impose any restrictions on the resale of shares of Common Stock purchased under the Plan. However, the shares are expected to be subject to resale restrictions imposed by state securities laws.

   Nontransferability and Termination of Options. Options granted under the Plan may not be transferred by the optionee other than by will or by the laws of descent and distribution, except that NQSOs held by persons not subject to
Section 16(b) of the Exchange Act may be transferred to such relatives, trusts and charities as the Committee may, in its discretion, approve at the time of grant. During the lifetime of the optionee, an option may be exercised only by the optionee or his or her legal representative.

   If an optionee's employment with the Company or a subsidiary is terminated for any reason other than death or disability, any outstanding option, to the extent ( and only to the extent) that it was exercisable on the date of such termination, may be exercised by the optionee within three months after such termination (or a shorter period specified in the Grant), but in no event later than the expiration of the option. This period will be extended, and any extension beyond three months will be treated as an NQSO, as necessary for the optionee to avoid liability under Section 16(b) of the Exchange Act, if applicable. If an optionee's employment with the Company is terminated because of the optionee's death or disability, any outstanding ISO may be exercised, to the extent that the optionee's right to exercise such option would have been fully exercisable on the date of termination, at any time within one year (or such shorter period specified in the Grant) after the optionee's death.

   Adjustment Upon Changes In Capitalization. If the number of outstanding shares of Common Stock of the Company is changed by a stock dividend, stock split, reverse stock split, combination, reclassification or similar change in the capital structure of the Company without consideration, the number of shares of Common Stock available for option grants under the Plan and the number of shares and the exercise price per share for each outstanding option will be proportionately adjusted.

   In the event of a dissolution, liquidation, merger or consolidation in which the Company is not the surviving corporation, the sale of all or substantially all of the assets of the Company, or similar transaction, the vesting of options will accelerate unless the successor corporation assumes the outstanding options, substitutes substantially equivalent options, or provides consideration substantially similar to that received by the stockholders.

Outstanding Options Under the Plan

   At May 20, 1996, there are 214,850 shares reserved for issuance under the plan. Of these, 180,000 are reserved for Executive Officers and Mr. Chaffee; 12,000 are reserved for outside directors; the remainder, or 18,850, are reserved for former officers or other current employees.

   Subject to stockholder approval, the Board has authorized an increase in the number of shares reserved under the Plan for Executive Officers and Mr. Chaffee to 1,808,000. The Board has also authorized an increase in the number options granted to outside directors from 4,000 to 40,000. The shares issuable under the plan to Executive Officers employed by the Company at June 22, 1995, Mr. Chaffee, and the Outside Directors are issuable at the price of $0.125 per share; the shares issuable to executive to Executive Officers not employed by the Company at June 22, 1995 are issuable at the average market price at during the individual's week of hire.

Federal Income Tax Information

   THE FOLLOWING IS GENERAL SUMMARY AS OF THE DATE OF THIS PROXY STATEMENT OF THE FEDERAL INCOME TAX CONSEQUENCES TO THE COMPANY AND PARTICIPATING EMPLOYEES AND DIRECTORS ASSOCIATED WITH STOCK OPTIONS GRANTED UNDER THE OPTION PLAN. THE FEDERAL TAX LAWS MAY CHANGE AND THE FEDERAL, STATE AND LOCAL TAX CONSEQUENCES FOR ANY OPTIONEE WILL DEPEND UPON HIS OR HER INDIVIDUAL CIRCUMSTANCES. EACH PARTICIPATING EMPLOYEE HAS BEEN AND IS ENCOURAGED TO SEEK THE ADVICE OF A QUALIFIED TAX ADVISOR REGARDING THE TAX CONSEQUENCES TO PARTICIPATION IN THE OPTION PLAN.

Tax Treatment of the Optionee

   Optionees will not realize taxable income upon the grant of a NQSO. Upon the exercise of an NDSO, the optionee will recognize ordinary income (subject to withholding by the Company) in an amount equal to the excess of (I) the fair market value of the shares received, over (ii) the exercise paid therefor.
The optionee will generally have a tax basis in the shares received pursuant to the exercise of an NQSO that equals the fair market value of such shares on the date of exercise.

   Optionees will not have taxable income upon the grant of an ISO. Upon the exercise of an ISO, the optionee will not have taxable income, although the excess of the fair market value of the shares of stock acquired (the "ISO Shares") over the exercise price paid therefor will increase the alternative minimum taxable income of the optionee, which may cause such optionee to incur alternative minimum tax. The payment of any alternative minimum tax attributable to the exercise of an ISO would be allowed as a credit against the optionee's regular tax liability in a later year to the extent the optionee's regular tax liability is in excess of the alternative minimum tax for that year.

   Upon disposition of ISO Shares that have been held for the requisite holding period (generally, at least two years from the date of grant and one year from the date of exercise of the ISO), the optionee will generally recognize capital gain (or loss) equal to the difference between the amount received in the disposition and the exercise price paid by the optionee for the ISO Shares. However, if an optionee disposes of ISO Shares that have not been held for the requisite holding period (a "disqualifying disposition"), the optionee will recognize ordinary income in the year of the disqualifying disposition to the extent that the fair market value of the ISO Shares at the time of exercise of the ISO (or, if less, the amount realized in the case of an arm's length disqualifying disposition to an unrelated party) exceeds the exercise price paid by the optionee for such ISO Shares. The optionee would also recognize capital gain to the extent the amount realized in the disqualifying disposition exceeds the fair market value of the ISO Shares on the exercise date. If the exercise price paid for the ISO Shares exceeds the amount realized in the disqualifying disposition (in the case of an arm's length disposition to an unrelated party), such excess would ordinarily constituted a capital loss.

Tax Treatment of the Optionee

   Under current rulings, if an optionee transfers previously held shares of Common Stock (other than ISO Shares that have not been held for the requisite holding period) in satisfaction of part or all of the exercise price of an NQSO or ISO, the optionee will recognize income with respect to the Common Stock received in the manner described above, but no additional gain will be recognized as a result of the transfer of such previously held shares in satisfaction of the NQSO or ISO exercise price. Moreover, that number of shares of Common Stock received upon exercise which equals the number of shares of previously held Common Stock surrendered therefor in satisfaction of the NQSO or ISO exercise price will have a tax basis that equals, and a holding period that includes, the tax basis and holding period of the previously held shares of Common Stock surrendered in satisfaction of the NQSO or ISO exercise price. Any additional shares of Common Stock received upon exercise will have a tax basis that equals the amount of cash (if any) paid by the optionee, plus, in the case of NQSOs, the amount of ordinary compensation income recognized by the optionee with respect to the Common Stock received.

Tax Treatment of the Company

   In general, the Company will be entitled to a deduction with respect to NQSOs that mirrors as to timing and mount the ordinary income recognized by the optionee under the rules described above. The Company will generally not be entitled to a deduction with respect to the grant, exercise or disposition of ISOs or ISO Shares, except to the extent that the optionee recognizes ordinary income as a result of a disqualifying disposition of the ISO Shares. Notwithstanding the foregoing, in order for the amounts described above to be deductible by the Company, such amounts must constitute reasonable compensation for services rendered or to be rendered and must be ordinary and necessary business expenses. Moreover, the ability of the Company to obtain a deduction could be limited by the golden parachute payment rules of Section 280G of the Code, which prevents the deductibility of certain excess parachute payments made in connection with a change in control of an employer. Finally, the ability of the Company to obtain a deduction could also be affected by Section 162(m) of the Code, which limits the deductibility of compensation paid to certain employees to $1,000,000 with respect to any such employee during any taxable year.

Options

   The following table sets forth information as to option granted and cancelled as of December 31, 1995 to (a) the Company's most highly compensated executives during 1995 whose cash compensation exceeded $60,000 that year, (b) each nominee for election as a director, (c) all current officers as a group,
(d) all current directors who are not officers as a group and (e) all current employees other than executive officers as a group (all the options are to purchase shares of Common Stock):


                   1989 Stock Option Plan - Summary of Grants
                               As of May 22, 1996

                                   ---------------------------------------------
                                       Options Granted         Options Cancelled
- --------------------------------------------------------------------------------
                                                   Average               Average
                                     Number of    Exercise   Number of  Exercise
      Name of Individual               Shares      Price      Shares      Price
- --------------------------------------------------------------------------------
A. Daniel Sharplin                    690,000(1)   $0.125        0           0
Jay Allen Chaffee                     490,000(2)   $0.125        0           0
Charles C. McGettigan                  40,000(3)   $0.125        0           0
Michael S. Taylor                      40,000(3)   $0.125        0           0
Myron A. Wick III                      40,000(3)   $0.125        0           0
All current executive officers
  as a group (3 persons)            1,318,000(4)   $0.125        0           0
All current directors other
  than executive officers as a
  group(4 persons)                    660,000(5)   $0.125        0           0
All current employees other than
  executive officers as a group
  (1 person)                                       $0.125        0           0
Certain former officers:                5,000

1989 STOCK OPTION PLAN SUMMARY OF GRANTS AS OF MAY 22, 1996 - (CONTINUED)

(1) Options for 640,000 shares of Common Stock were granted subject to stockholder approval of Proposals No. 1 and No. 3; 50,000 were previously granted.

(2) Options for 440,000 shares of Common Stock were granted subject to stockholder approval of Proposals No. 1 and No. 3; 50,000 were previously granted.

(3) Options for 36,000 shares of Common Stock were granted subject to stockholder approval of Proposals No. 1 and No. 3; 4,000 were previously granted.

(4) Options for 1,248,000 shares of Common Stock were granted subject to stockholder approval of Proposals No. 1 and No. 3; 70,000 were previously granted.

(5) Options for 548,000 shares of Common Stock were granted subject to stockholder approval of Proposals No. 1 and No. 62,000 were previously granted.


  THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR APPROVAL OF THE AMENDMENT OF
                         THE 1989 STOCK OPTION PLAN.

PROPOSAL NO. 4 - RATIFICATION OF APPOINTMENT OF INDEPENDENT PUBLIC ACCOUNTANTS

         At the Meeting, the stockholders will be asked to ratify the appointment by the Board of Ernst & Young as the Company's independent public accountants to perform the audit of the Company's financial statements for the fiscal year ended December 31, 1996. Ernst & Young has been the Company's auditors since the resignation of Touche Ross in November 1989. The Board of Directors expects the representatives of Ernst & Young will not be present at the Meeting and, accordingly, that such representative will not be available to respond to appropriate questions. However such representatives are invited to attend the Meeting and, should they attend, they will be given an opportunity to make a statement at the Meeting if they desire to do so and will be available to respond to appropriate questions. The affirmative vote of a majority of the Company's outstanding shares of Common Stock represented and voting at the Meeting is required for approval of this proposal.

                THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE
                RATIFICATION OF THE APPOINTMENT OF ERNST & YOUNG
                           AS THE COMPANY'S AUDITORS

STOCKHOLDERS PROPOSALS

         The Company intends to hold its 1997 annual meeting of stockholders in June 1997. Stockholders proposals for inclusion in the Company's Proxy Statement and form of proxy for the 1997 annual meeting of stockholders must be received by the Company no later than March 13, 1997.

OTHER BUSINESS

         The Board of Directors does not presently intend to bring any other business before the Meeting, and , so far as is known to the Board of Directors, no matters are to be brought before the Meeting except as specified in the notice of the Meeting. As to any business that may properly come before the Meeting, however, it is intended that proxies, in the form enclosed, will be voted in respect thereof in accordance with the judgment of the persons voting such proxies.

WHETHER OR NOT YOU PLAN TO ATTEND THE MEETING, PLEASE COMPLETE, DATE, SIGN AND PROMPTLY RETURN THE ACCOMPANYING PROXY IN THE ENCLOSED POSTAGE-PAID ENVELOPE.

                                   EXHIBIT A
                              AMENDED AND RESTATED
                          CERTIFICATE OF INCORPORATION
                                       OF
                         NDE ENVIRONMENTAL CORPORATION
                            (A DELAWARE CORPORATION)
                 (Originally incorporated on November 23, 1988)


                                   ARTICLE 1

         The name of the Corporation is NDE Environmental Corporation.

                                   ARTICLE 2

         The address of the registered office of the Corporation in the State of Delaware is 32 Loockerman Square, Suite L-100, in the City of Dover, County of Kent. The name of its registered agent at that address is The Prentice-Hall Corporation System, Inc.

                                   ARTICLE 3

         The purpose of the Corporation is to engage in any lawful act or activity for which corporations may be organized under the General Corporation law of Delaware.

                                   ARTICLE 4

         The total number of shares of stock of all classes which the corporation has authority to issue is 50,010,000 shares, consisting of 50,000,000 shares of Common Stock with a par value of $0.0001 per share, and 10,000 shares of Preferred Stock with a par value of $0.0001 per share. The Preferred Stock authorized by this Certificate of Incorporation may be issued from time to time in one or more series. The Board of Directors is hereby authorized to fix or alter the dividend rights, dividend rate, conversion rights, voting rights, rights and terms of redemption, including sinking fund provisions, the redemption price or prices, the liquidation preferences and the other preferences, powers, rights, qualifications, limitations and restrictions of any wholly unissued class or series of Preferred Stock and the number of shares constituting any such series and the designation thereof.

         The Board of Directors is further authorized to increase or decrease the number of shares of any series of Preferred Stock, the number of which was fixed by it, subsequent to the issue of shares of that series, but not below the number of shares of such series then outstanding, subject to the limitations and restrictions stated in the resolution of the Board of Directors originally fixing the number of shares of such series. In case the number of shares of any series shall be so decreased, the shares constituting such decrease shall resume the status which they had prior to the adoption of the resolution originally fixing the number of shares of such series.

                                   ARTICLE 5

         The stockholders of the Corporation holding a majority of the Corporation's outstanding voting stock shall have the power to adopt, amend or repeal the Bylaws. The Board of Directors of the Corporation shall also have the power to adopt, amend or repeal Bylaws of the Corporation, except as such power may be expressly limited by Bylaws adopted by the stockholders.

                                   ARTICLE 6

         Election of Directors need not be by written ballot unless the Bylaws of the Corporation shall so provide. If, as of the record date of any meeting of the stockholders or the date of any action by written consent, the aggregate number of directors which the holders of the Preferred Stock, either voting together as a class or as separate series, as the case may be, are entitled to elect (the "Preferred Number") shall be less than the authorized number of directors, then the holders of the Common Stock, voting together as a single class, shall be entitled to elect a number of directors equal to the difference between the authorized number of directors and the Preferred Number.

                                   ARTICLE 7

         A director of the Corporation shall not be personally liable to the Corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, except for liability (I) for any breach of the director's duty of loyalty to the Corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under Section 174 of the Delaware General Corporation Law or (iv) for any transaction from which the director derived an improper personal benefit.

         Any repeal or modification of the foregoing provisions of this Article 7 shall be prospective only, and shall not adversely affect any limitation on the personal liability of a director of the Corporation existing at the time of such repeal or modification.

                                   ARTICLE 8

         The stockholder vote required to approve Business Combinations (as hereinafter defined) shall be as set forth in this Article 8.

A.(1)Except as otherwise expressly provided in Section B of this Article 8:

(i)any merger or consolidation of the Corporation or any Subsidiary (as hereinafter defined) with (a) any Interested Shareholder (as hereinafter defined) or (b) any other corporation (whether or not itself an Interested Shareholder) which is, or after such merger or consolidation would be, an Affiliate (as hereinafter defined) of an Interested Shareholder; or

(ii) any sale, lease, exchange, mortgage, pledge, transfer or other disposition (in one transaction or a series of transactions) to or with any Interested Shareholder or any Affiliate of any Interested Shareholder of any assets of the Corporation or any Subsidiary having an aggregate Fair Market Value (as hereinafter defined) of ten percent (10%) or more of the total value of the assets of the Corporation and its consolidated subsidiaries as reflected in the most recent balance sheet of the Corporation; or

(iii) the issuance or transfer by the Corporation or any Subsidiary (in one transaction or a series of transactions) of any securities of the Corporation or any Subsidiary to any Interested Shareholder or any Affiliate of any Interested Shareholder in exchange for cash, securities or other property (or a combination thereof) having an aggregate Fair Market Value of $10,000,000 or more; or

(iv) the adoption of any plan or proposal for the liquidation or dissolution of the Corporation proposed by or on behalf of any Interested Shareholder or any Affiliate of any Interested Shareholder; or

(v) any reclassification of securities (including any reverse stock split), or recapitalization of the Corporation, or any merger or consolidation of the Corporation with any of its Subsidiaries or any other transaction (whether or not with or into or otherwise involving any Interested Shareholder) which has the effect, directly or indirectly, of increasing the proportionate share of the outstanding shares of any class of equity or convertible securities of the Corporation or any Subsidiary which is directly or indirectly owned by any Interested Shareholder or any Affiliate of any Interested Shareholder; shall require the affirmative vote of the holders of at least 66-2/3 percent of the voting power of all the then-outstanding shares of the capital stock of the Corporation entitled to vote generally in the election of directors (hereinafter in this Article 8 referred to as the "Voting Stock"), voting together as a single class (it being understood that, for purposes of this Article 8, each share of the Voting Stock shall have the number of votes granted to it pursuant to the Certificate of Incorporation, including any designation of the rights, powers and preferences of any class or series of Preferred Stock (a "Preferred Stock Designation")). Such affirmative vote shall be required notwithstanding any other previsions of this agreement with any national securities exchange which might otherwise permit a lesser vote or not vote, but such affirmative vote shall be required in addition to any affirmative vote of the holders of any particular class or series of the Voting Stock required by law or the Certificate of Incorporation or any Preferred Stock Designation.

(2) The term "Business Combination" as used in this Article 8 shall mean any transaction which is referred to in any one or more of subparagraphs (I) through (v) of paragraph (1) of this Section A.

B. The provisions of Section A of this Article 8 shall not be applicable to any particular Business Combination, and such Business Combination shall require only such affirmative vote as is required by law, any other provision of this Certificate of Incorporation, any Preferred Stock Designation or any agreement with any national securities exchange, if, in the case of a Business Combination that does not involve any cash or other consideration being received by the stockholders of the Corporation, solely in their respective capacities as stockholders of the Corporation, the condition specified in the following paragraph (1) is met, or, in the case of any other Business Combination, the conditions specified in either of the following paragraphs (1) and (2) are met:

(1) The Business Combination shall have been approved by a majority of the Continuing Directors (as hereinafter defines), even if the Continuing Directors do not constitute a quorum of the entire Board of Directors, it being understood that this condition shall not be capable of satisfaction unless there is at least one Continuing Director.

(2) All the following conditions shall have been met:

         (I) The consideration to be received by holders of shares of a particular class of outstanding Voting Stock shall be in cash or in the same form as the Interested Shareholder has paid for shares of such class of Voting Stock within the two-year period ending on and including the date on which the Interested Shareholder became an Interested Shareholder (the "Determination Date"). If, within such two-year period, the Interested Shareholder has paid for shares of any class of Voting Stock with varying forms of consideration, the form of consideration to be received per share by holders of shares of such class of Voting Stock shall be either cash or the form used to acquire the largest number of shares of such class of Voting Stock acquired by the Interested Shareholder within such two-year period.

(ii) The aggregate amount of (x) the cash and (y) the Fair Market Value, as of the date (the "Consummation Date") of the consummation of the Business Combination shall be at least equal to the higher of the following (it being intended that the requirements of this paragraph 2 (ii) shall be required to be met with respect to all shares of Common Stock outstanding whether or not the Interested Shareholder has previously acquired any shares of Common Stock):

(a) (if applicable) the highest per share price (including any brokerage commissions, transfer taxes and soliciting dealers' fees) paid by the Interested Shareholder for any shares of Common Stock acquired by it within the two-year period immediately prior to the date of the first public announcement of the proposal of the Business Combination (the "Announcement Date") or in the transaction in which it became an Interested Shareholder, whichever is higher, plus interest compounded annually from the Determination Date through the Consummation Date at the prime rate of interest of The Bank of America N.T. & S.A. (or such other major bank headquartered in the State of California as may be selected by the Continuing Directors) from time to time in effect in the City of San Francisco, less the aggregate amount of any cash dividends paid, and the Fair Market Value of any dividends paid in other than cash, on each share of Common Stock from the Determination Date through the Consummation Date in an amount up to but not exceeding the amount of interest so payable per share of Common Stock; or

(b) the Fair Market Value per share of Common Stock on the Announcement Date.

(iii) The aggregate amount of (x) the cash and (y) the Fair Market Value, as of the Consummation Date, of the consideration other than cash to be received per share by holders of shares of any class, other than Common Stock, of outstanding Voting Stock shall be at least equal to the highest of the following (it being intended that the requirements of this paragraph (2) (iii) shall be required to be met with respect to every such class of outstanding Voting Stock, whether or not the Interested Shareholder has previously acquired any shares of a particular class of Voting Stock):

(a) (if applicable) the highest per share price (including any brokerage commissions, transfer taxes and soliciting dealers' fees) paid by the Interested Shareholder for any shares of such class of Voting Stock acquired by it within the two-year period immediately prior to the Announcement Date or in the transaction in which it became an Interested Shareholder, whichever is higher, plus interest compounded annually from the Determination Date through the Consummation Date at the prime rate of interest of The Bank of America N.T. & S.A. (or such other major bank headquartered in the City of San Francisco as may be selected by the Continuing Directors) from time to time in effect in the City of San Francisco, less the aggregate amount of any cash dividends paid, and the Fair Market Value of any dividends paid in other than cash, on each share of such class of Voting Stock from the Determination Date through the Consummation Date in an amount up to but not exceeding the amount of interest so payable per share of such class of Voting Stock; or

(b) the Fair Market Value per share of such class of Voting Stock on the Announcement Date; or

(c) the highest preferential amount per share to which the holders of shares of such class of Voting Stock are entitled in the event of any voluntary or involuntary liquidation, dissolution or winding up of the Corporation.

(iv) After such Interested Shareholder has become an Interested Shareholder and prior to the consummation of such Business Combination: (a) except as approved by a majority of the Continuing Directors, there shall have been no failure to declare and pay at the regular date therefor any full quarterly dividends (whether or not cumulative) on any outstanding Preferred Stock; (b) there shall have been (I) no reduction in the annual rate of dividends paid on the Common Stock (except as necessary to reflect any subdivision of the Common Stock), except as approved by a majority of the Continuing Directors, and (II) an increase in such annual rate of dividends as necessary to reflect any reclassification (including any reverse stock split), recapitalization, reorganization or any similar transaction which has the effect of reducing the number of outstanding shares of the Common Stock, unless the failure so to increase such annual rate is approved by a majority of the Continuing Directors; and (c) such Interested Shareholder shall have not become the beneficial owner of any additional shares of Voting Stock except as part of the transaction which results in such Interested Shareholder becoming and Interested Shareholder.

(v) After such Interested Shareholder has become an Interested Shareholder, such Interested Shareholder shall not have received the benefit, directly or indirectly (except proportionately, solely in such interested Shareholder's capacity as a stockholder of the Corporation), of any loans, advances, guarantees, pledges, or other financial assistance or any tax credits or other tax advantages provided by the Corporation, whether in anticipation of or in connection with such Business Combination or otherwise.

(vi) A proxy or information statement describing the proposed Business Combination complying with the requirements of the Securities Exchange Act of 1934 and the rules and regulations thereunder (or any subsequent provisions replacing such Act, rules or regulations) and setting forth, as an exhibit thereto, the opinion of an investment banking firm selected by a majority of the Continuing Directors, or, if there are no Continuing Directors, an opinion of the investment banking firm most recently retained by the Corporation before the Interested Shareholder became an Interested Shareholder, or any successor in interest to such investment banker, that the proposed Business Combination is fair from a financial point of view to the stockholders of the Corporation other than the Interested Shareholder, shall be mailed to all stockholders of the Corporation at least 30 days prior to the consummation of such Business

Combination (whether or not such proxy or information statement is required to be mailed pursuant to such Act or subsequent provisions).

C.  For the purposes of this Article 8:

(1) A "person" shall mean any individual, firm, corporation or other entity.

(2) "Interested Shareholder" shall mean any person (other than the Corporation or any Subsidiary) who or which:

(I) it is the beneficial owner, directly or indirectly, of fifteen percent (15%) or more of the voting power of the outstanding Voting Stock; or

(ii) is an Affiliate of the Corporation and at any time within the three-year period immediately prior to the date in question was the beneficial owner, directly or indirectly, of fifteen percent (15%) or more of the voting power of the then-outstanding Voting Stock; or

(iii) is an assignee of or has otherwise succeeded to any shares of Voting Stock which were at any time within the three-year period immediately prior to the date in question beneficially owned by any Interested Shareholder, if such assignment or succession shall have occurred in the course of a transaction or series of transactions not involving a public offering within the meaning of the Securities Act of 1933.

(3) A person shall be a "beneficial owner" of any Voting Stock:

(i) which such person or any of its Affiliates or Associates (as hereinafter defined) beneficially owns, directly or indirectly; or

(ii) which such person or any of its Affiliates of Associates has (a) the right to acquire (whether such right is exercisable immediately or only after the passage of time), pursuant to any agreement, arrangement or understanding or upon the exercise of conversion rights, exchange rights, warrants or options, or otherwise, or (b) the right to vote pursuant to any agreement, arrangement or understanding; or

(iii) which are beneficially owned, directly or indirectly, by any other person with which such person or any of its Affiliates or Associates has any agreement, arrangement or understanding for the purpose of acquiring, holding, voting or disposing of any shares of Voting Stock.

(4) For the purposes of determining whether a person is an Interested Shareholder pursuant to paragraph (2) of this section C, the number of shares of Voting Stock deemed to be outstanding shall include shares deemed owned through application of paragraph (3) of this section C but shall not include any other shares of Voting Stock which may be issuable pursuant to any agreement, arrangement or understanding, or upon exercise of conversion rights, warrants or options, or otherwise.

(5) "Affiliate" or "Associate" shall have the respective meanings ascribed to such terms in Rule 12b-2 of the General Rules and Regulations under the Securities Exchange Act of 1934, as in effect on July 1, 1987 (the term "registrant" in said Rule 12b-2 meaning in this case the Corporation).

(6) "Subsidiary" means any corporation of which a majority of any class of equity security is owned, directly or indirectly, by the Corporation; provided, however, that for the purposes of the definition of Interested Shareholder set forth in paragraph (2) of this section C, the term "Subsidiary" shall mean only a corporation of which a majority of each class of equity security is owned, directly or indirectly, by the Corporation.

(7) "Continuing Director" means any member of the Board of Directors of the Corporation (the "Board") who is unaffiliated with the Interested Shareholder and was a member of the Boards prior to the time that the Interested Shareholder became an Interested Shareholder, and any successor of a Continuing Director who is unaffiliated with the Interested Shareholder and is recommended to succeed a Continuing Director by a majority of Continuing Directors then on the Board.

(8) "Fair Market Value" means: (I) in the case of stack, the highest closing sale price during the 30-day period immediately preceding the date in question of a share of such stock on the Composite Tape for New York Stock Exchange-Listed Stocks, or, if such stock is not quoted on the Composite Tape, on the New York Stock Exchange, or if such stock is not listed on such Exchange, on the principal United States securities exchange registered under the Securities Exchange Act of 1934 on which such stock is listed, or, if such stock is not listed on any such exchange, the highest closing bid quotation with respect to a share of such stock during the 30-day period preceding the date in question on the National Association of Securities Dealers, Inc. Automated Quotations System or any system then in use, or if no such quotations are available, the highest closing sale price during the 30-day period immediately preceding the date in question of a share of such stock on any foreign exchange(s) upon which such stock is listed, or, if such stock is not so listed, the fair market value on the date in question of a share of such stock as determined by the Board in good faith; and (ii) in case of property other than cash or stock, the fair market value of such property on the date in question as determined by the Board in good faith.

(9) In the event of any Business Combination in which the Corporation survives, the phrase "consideration other than cash to be received" as used in paragraphs

(2) (ii) and (2) (iii) of Section B of this Article 8 shall include the shares of Common Stock and/or the shares of any other class of outstanding Voting Stock retained by the holders of such shares.

D. A majority of the total number of authorized directors (whether or not there exist any vacancies in previously authorized directorships at the time any such determination as is hereinafter in this Section D specified is to be made by the Board) shall have the power and duty to determine, on the basis of information known to them after reasonable inquiry, all facts necessary to determine compliance with this Article 8, including, without limitation, (1) whether a person is an Interested Shareholder, (2) the number of shares of Voting Stock beneficially owned by any person, (3) whether a person is an Affiliate or Associate of another, (4) whether the applicable conditions set forth in paragraph (2) of section B have been met with respect to any Business Combination, (5) whether the assets which are the subject of any Business Combination referred to in paragraph (1) (ii) of section A have an aggregate Fair Market Value of 10% of the assets of the Corporation and its consolidated subsidiaries as reflected in the most recent balance sheet of the Corporation, and (6) whether the consideration to be received for the insurance or transfer of securities by the Corporation or any Subsidiary in any Business Combination referred to in paragraph (1) (iii) of section A has an aggregate Fair Market Value of $10,000,000 or more.

E. Nothing contained in this Article 8 shall be construed to relieve any Interested Shareholder from any fiduciary obligation imposed by law.

F. The fact that any Business Combination complies with the provisions of Paragraph 2 of Section B of this Article 8 shall not be construed to impose any fiduciary duty, obligation or responsibility on the Board of Directors, or any member thereof, to approve such Business Combination or recommend its adoption or approval to the shareholders of the Corporation, nor shall such compliance limit, prohibit or otherwise restrict in any manner the Board of Directors, or any member thereof, with respect to evaluations of, or actions and responses taken with respect to, such Business Combination.

G. Notwithstanding any other provision of the Certificate of Incorporation or any provision of law that might otherwise permit a lesser vote or not vote, but in addition to any vote of the holders of any class or series of the stock of this Corporation required by law or by the Certificate of Incorporation, the affirmative vote of the holders of at least 66- 2/3 percent of the voting power of all of the then outstanding shares of Voting Stock, voting together as a single class shall be required to amend or repeal Article 8.

                                   ARTICLE 9

         The Corporation elects not to be governed by Section 203 of the Delaware General Corporation Law.

          *       *        *       *        *       *        *       *

         NDE Environmental Corporation, a Delaware corporation, hereby certifies that the foregoing Amended and Restated Certificate of Incorporation, which restates, integrates and further amends the provisions of the Certificate of Incorporation of this corporation as heretofore amended or supplemented, has been duly adopted by the corporation's Board of Directors and stockholders in accordance with Sections 242 and 245 of the Delaware General Corporation Law.

         IN WITNESS WHEREOF, said corporation has caused this Restated Certificate of Incorporation to be signed by its duly authorized officers this _____ day of _________, 1996.

                                           NDE ENVIRONMENTAL CORPORATION


                                           By:_________________________________
                                                 A. Daniel Sharplin, President


ATTEST:


_____________________________________
Eric J. (Rick) Hopkins, Secretary

                             PROXY -- COMMON STOCK
                         NDE ENVIRONMENTAL CORPORATION

     The undersigned hereby appoints Eric J. Hopkins as Proxy, with the power to appoint his substitute, to represent the undersigned at the Annual Meeting of Stockholders of NDE Environmental Corporation (the "Company") to be held June 26, 1996 and at any adjournments or postponements thereof (the "Meeting"),and to vote, as indicated below, all the shares of Common Stock of the Company which the undersigned would be entitled to vote if personally present at the Meeting.

1. PROPOSAL TO ADOPT AMENDED AND RESTATED CERTIFICATE OF INCORPORATION (increasing the authorized number of shares of Common Stock from 10,000,000 to 50,000,000).

   [  ] FOR             [  ] AGAINST             [  ] ABSTAIN


2. ELECTION OF DIRECTORS:

   [  ] FOR all nominees listed below        [  ] WITHHOLD AUTHORITY
        (except as indicated                      to vote for all nominees
        to the contrary below)                    listed below


Nominees: Jay Allen Chaffee, Charles C. McGettigan, A. Daniel Sharplin,
          Michael S. Taylor, Myron A. Wick III.

Instruction: To withhold authority to vote for any individual nominee, write that nominee's name on the space provided below:

                            -----------------------

3. PROPOSAL TO AMEND THE 1989 STOCK OPTION PLAN to increase the number of shares reserved thereunder from 248,250 to 2,500,000.

   [  ] FOR             [  ] AGAINST             [  ] ABSTAIN


4. PROPOSAL TO RATIFY SELECTION OF ERNST & YOUNG AS THE COMPANY'S INDEPENDENT PUBLIC ACCOUNTANTS FOR 1996.

   [  ] FOR             [  ] AGAINST             [  ] ABSTAIN

     This proxy, when properly executed, will be voted as directed herein by the undersigned. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED FOR PROPOSAL 1, FOR THE NOMINEES FOR DIRECTOR, FOR PROPOSAL 2, FOR PROPOSAL 3, AND AT THE DISCRETION OF THE PROXY, UPON ANY OTHER MATTERS PROPERLY COMING BEFORE THE MEETING.

     THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF THE COMPANY.

Dated:                             Please sign exactly as name appears at left.
       -------------------------   When shares are held by joint tenants, both
                                   should sign. When signing as an attorney,
- --------------------------------   executor, administrator, trustee or guardian,
           Signature               please give full title as such. If a corpo-
                                   ration, please sign in full corporate name
- --------------------------------   by president or other authorized officer. If
   Signature if held jointly       a partnership, please sign in partnership
                                   name by authorized person.